UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2020

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2020, Boxlight Corporation, a Nevada corporation (the “Company”), appointed two new independent directors, R. Wayne Jackson and Charles P. Amos, to the Company’s board of directors (the “Board”). The Board has determined that each of Messrs. Jackson and Amos qualify as an “Independent Director” under Nasdaq Rule 5605(a)(2) and Rule 10A-3(b)(1) of the Securities and Exchange Act, as amended. In addition, Mr. Jackson, a certified public accountant, qualifies as a “financial expert” as set forth in Rule 407(d)(5)(ii) and (iii) of Regulation S-K, and thus has been appointed to the position of chairman of the Company’s Audit Committee. Mr. Amos has been appointed to serve on the Company’s Nominating and Corporate Governance Committee. As compensation for their service as directors on the Company’s Board, each of Messrs. Jackson and Amos will receive 50,000 restricted stock units, issuable pursuant to the corporations 2014 Stock Incentive Plan. A copy of each of Messrs. Jackson’s and Amos’s letter agreements with the Company, dated June 30, 2020, are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The biographical information of each of Messrs. Amos and Jackson are set forth below.

R. Wayne Jackson. From July 2015 to December 2019, Mr. Jackson served as the Chief Financial Officer of Secureworks Corp. Before joining Secureworks Corp., from May 2003 until June 2015, Mr. Jackson was a partner at PricewaterhouseCoopers, LLP, an independent registered public accounting firm (“PwC”). At PwC, Mr. Jackson was the lead engagement partner for a number of the firm’s largest public company clients before leaving the firm in June 2015. In addition, he served as the global leader of PwC’s Entertainment and Media Group from June 2004 through June 2007. Mr. Jackson also served at PwC in a variety of roles between July 1979 and January 2000, including a partner in its Entertainment, Media and Communications group from 1991 through 1999. From January 2000 to October 2002, Mr. Jackson was Chief Financial Officer and Senior Vice President of Concert Communications Services (“Concert”), a global joint venture created by AT&T Inc. and British Telecommunications plc, two global telecommunications companies. In his role as Chief Financial Officer of Concert, Mr. Jackson was responsible for all finance, treasury, budget, planning and forecast functions for the company. Mr. Jackson is a certified public accountant, and his experiences as an experienced CFO and partner at PwC qualify him as a financial expert.

Charles P. Amos. Mr. Amos is a 30-year veteran of the education market and has served in a number of leadership and board positions over that time. Most recently Mr. Amos served as the CEO of GuideK12, a K-12 education focused data analytics company from June 2012 to February of 2020. GuideK12 was acquired by Forecast 5 where Mr. Amos serves as Senior Managing Director ensuring a smooth transition for the acquisition. He also has been CEO of The Amos Group since August of 2007. Prior to 2008, Mr. Amos served as the CEO and Chairman of Atomic Learning (now called Hoonuit), as well as serving in sales leadership positions at Apple and EdTech, LLC. Mr. Amos received a B.S. in Business with an emphasis on finance. Mr. Amos’ 30 years of experience in the US and international K-12 market and his long track record as a successful entrepreneur makes him ideally suited to and valued as a member of our board of directors.

There are no family relationships between either Mr. Jackson or Mr. Amos and the Company and neither has engaged in any related party transactions with the Company.

Following the Company’s appointment of Messrs. Jackson and Amos to the Company’s Board, the Company has now regained compliance with Nasdaq Listing Rule 5605, the requirement to maintain a majority independent board of directors.

Item 7.01.	Regulation FD Disclosure.

On July 7, 2020, the Company issued a press release announcing the appointment of Messrs. Jackson and Amos to the Company’s Board. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated June 30, 2020, between Boxlight Corporation and R. Wayne Jackson.
10.2	Letter Agreement, dated June 30, 2020, between Boxlight Corporation and Charles P. Amos.
99.1	Press Released dated July 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2020

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	President